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April 13, 1998



Mr.  Luis Arias
President
Blackstone Calling Card, Inc.
7900 N.W. 36th St., Second floor
Miami, FL 33166

Dear Mr. Arias:

Reference is made to the Distributor Agreement between PICK, Inc. ("PICK") and Blackstone Calling Card, Inc. ("Distributor") dated February 11, 1998.

Pursuant to Paragraph 13 of the referenced Agreement, PICK and Distributor hereby agree to make the following changes in the Agreement:

A. Under Attachment B. in the Section entitled "Products and Ordering" in Paragraph 1 change the words "ninety (90) day ramp-up period" to "one hundred eighty (180) day ramp-up period commencing April 27, 1998:; and in Paragraph 2 change the words "initial ramp-up period of ninety (90) days" to "initial ramp-up period of one hundred eighty (180) days commencing April 27, 1998".

B. Under Attachment B in the Section entitled "Activation" insert at the beginning of Paragraph 2 "Activation shall commence no later than April 27, 1998".

C. Delete Exhibit B to the Agreement in its entirety and insert in lieu thereof "Exhibit B Effective April 13, 1998" which is attached hereto and hereby made a part of the Agreement and which contains Universal Service Fees and Dial Around Compensation.

Except as set forth above, all the other terms and conditions of the Referenced Distributor Agreement are hereby ratified and confirmed.



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If the foregoing has your approval, please sign in the space provided below and return one (1) copy to my attention.

Sincerely,

PICK, INC.


By:  /s/ Raymond M. Brennan
     --------------------------------
     Raymond M.  Brennan
     Vice President


ACCEPTED and AGREED:

BLACKSTONE CALLING CARD, INC.



By:  /s/ Luis Arias
    ----------------------------------
     Luis Arias, President